EXHIBIT 99.2

ADTRAN, INC.
(In thousands)

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Product Revenues Based on New Categories:
Loop Access	$57,930	$56,282	$157,355	$162,533
Carrier Systems	53,880	44,587	162,766	130,642
Business Networking	25,385	22,952	68,142	64,632
	$137,195	$123,821	$388,263	$357,807

Subcategories included in above:
Broadband Access (included in Carrier Systems)	$22,958	$18,241	$82,869	$56,675
Optical Access (included in Carrier Systems)	16,707	13,854	41,256	32,304
Internetworking (Netvanta & Multi-service Access Gateway) (included in Business Networking)	19,185	14,462	50,084	39,145
Growth Products	58,850	46,557	174,209	128,124
Percentage of Total Revenue	43%	38%	45%	36%

HDSL (does not include T1) (included in Loop Access)	50,806	47,196	138,104	137,267
Other products	27,539	30,068	75,950	92,416
Traditional Products	78,345	77,264	214,054	229,683
Percentage of Total Revenue	57%	62%	55%	64%

	$137,195	$123,821	$388,263	$357,807

Segment Revenues:
Carrier Networks	$106,394	$93,090	$305,457	$270,824
Enterprise Networks	30,801	30,731	82,806	86,983
	$137,195	$123,821	$388,263	$357,807

Sales by Geographic Region:
United States	$129,357	$116,021	$366,218	$333,912
International	7,838	7,800	22,045	23,895
	$137,195	$123,821	$388,263	$357,807